UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2020

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Recent market events such as the global outbreak of COVID-19 (more commonly known as the Coronavirus) and the ongoing failure of Saudi Arabia, Russia and other oil producing countries to reach an agreement around crude oil production have impacted the financial markets and significantly disrupted U.S. and global economies, including energy markets. The price of oil has also been severely impacted. Economists and major investment banks have expressed concern that these events could lead to a world-wide economic downturn and its prolonged economic impact is uncertain.

In light of such difficult market conditions and in an effort to preserve liquidity in FS Energy and Power Fund (the “Company”), the board of trustees of the Company (the “Board”) has determined to terminate the Company’s previously announced quarterly tender offer pursuant to its share repurchase program (the “Tender Offer”) to purchase a portion of its issued and outstanding shares of beneficial interest (“Shares”). The Tender Offer was made pursuant to the Tender Offer Statement on Schedule TO that the Company originally filed with the U.S. Securities and Exchange Commission on February 24, 2020. As a result of this termination, no Shares will be purchased in the Tender Offer and all Shares previously tendered and not withdrawn will be promptly returned to tendering holders. The Board also determined to suspend for an indefinite period of time the Company’s share repurchase program and will reassess the Company’s ability to recommence such program in future periods.

Moreover, the Board has not declared regular cash distributions to shareholders for any period after March 31, 2020, and FS/EIG Advisor, LLC (the “Adviser”) and the Board expect that future cash distributions to shareholders will be suspended until such time that the Board and the Adviser believe that market conditions and the financial operations of the Company support the resumption of such distributions. There can be no assurance that the Company will be able to pay distributions in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date:	March 23, 2020	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel and Secretary